SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               EACCELERATION CORP.
             (Exact Name of Registrant as Specified in Its Charter)

              DELAWARE                                    91-2006409
   (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

     1050 NE HOSTMARK ST., SUITE 100B
     POULSBO, WASHINGTON                                    98370
(Address of Principal Executive Offices)                  (Zip Code)


                 EACCELERATION CORP. 2002 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

              CLINT BALLARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               EACCELERATION CORP.
                        1050 NE HOSTMARK ST., SUITE 100B
                            POULSBO, WASHINGTON 98370
                     (Name and Address of Agent For Service)

                                 (360) 697-9260
          (Telephone Number, Including Area Code, of Agent For Service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100

                                                      Proposed
           Title of                   Amount To        Maximum          Proposed Maximum        Amount Of
          Securities                     Be         Offering Price     Aggregate Offering      Registration
       To be Registered              Registered     Per Share (1)           Price (1)              Fee

Common Stock, par value $.0001
per share (the "Common Stock")        5,000,000          $.10                  $500,000             $46

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (the "Securities Act").
(2) Pursuant to Rule 416 of the Securities Act, there are also being registered such indeterminable number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the eAcceleration Corp. 2002 Equity Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in this Part I will be sent or given to employees (as such term is defined in paragraph 1(a) of General Instructions A to Form S-8) as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         eAcceleration Corp. (the "Registrant") hereby incorporates by reference the documents listed below and any future filings the Registrant will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

         1. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on March 8, 2000, including any amendment(s) or report(s) filed for the purpose of updating such description; and

         2. The Registrant's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 2001.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses reasonably incurred in connection with such action, including attorney's fees. If unsuccessful in defense of a third-party civil suit or a criminal suit or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses, including attorneys' fees, and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses incurred in the defense or settlement of such suit, including attorneys' fees, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

         The Registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever, including attorneys' fees and related disbursements, actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Number      Description
------      -----------
4.1         eAcceleration Corp. 2002 Equity Incentive Plan
5.1         Opinion and consent of Kaufman & Moomjian, LLC
23.1        Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5.1)
23.2        Consent of McKennon, Wilson & Morgan, LLP
24.1        Powers of Attorney (set forth on the Signatures page to this
            Registration Statement)

Item 9.  Undertakings.
         ------------

         The Registrant hereby undertakes that it will:

         (1) File during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
             (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;
             (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered
                   (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and
             (iii) Include any additional or changed material information on the plan of distribution;

         PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference in periodic reports filed by the Registrant under the Securities Exchange Act of 1934, as amended;

         (2) For the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time be the initial bona fide offering; and

         (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the end of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Poulsbo, Washington on the 29th day of March, 2002.

                                                   EACCELERATION CORP.


                                       By: /s/Clint Ballard
                                           -----------------------------------
                                                     Clint Ballard
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 29, 2002, by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Clint Ballard with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on behalf in his/her capacities indicated below which he may deem necessary or advisable to enable eAcceleration Corp. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post- effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


/s/ Clint Ballard              President, Chief Executive Officer and Director
----------------------------   (Principal Executive Officer)
       Clint Ballard

/s/ Diana T. Ballard           Chairman of the Board, Secretary, Treasurer and
----------------------------   Director
      Diana T. Ballard


/s/ E. Edward Ahrens           Chief Financial Officer
----------------------------   (Principal Financial and Accounting Officer)
     E. Edward Ahrens

/s/ Edward P. Swain, Jr.       Director
----------------------------
   Edward P. Swain, Jr.


/s/ William E. Hoke            Director
----------------------------
     William E. Hoke
                               eACCELERATION CORP.

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

Number      Description
------      -----------
4.1         eAcceleration Corp. 2002 Equity Incentive Plan
5.1         Opinion and consent of Kaufman & Moomjian, LLC
23.1        Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5.1)
23.2        Consent of McKennon, Wilson & Morgan, LLP
24.1        Powers of Attorney (set forth on the Signatures page to this
            Registration Statement)